Exhibit 4.5

ACAR LEASING LTD.,

as Borrower,

GM FINANCIAL

as Lender and Servicer

And

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Administrative Agent and Collateral Agent,

2015-2 EXCHANGE NOTE SUPPLEMENT

Dated as of May 1, 2015

i

SECTION 7.6.	Counterparts	8
SECTION 7.7.	Headings	8
SECTION 7.8.	No Petition	8
SECTION 7.9.	Limitation of Liability	8

Schedule A	Collateral Leases and Collateral Leased Vehicles in 2015-2 Designated Pool	SA-1

Exhibit A	Form of 2015-2 Exchange Note	EA-1

Appendix 1	Definitions	A1-11

ii

2015-2 EXCHANGE NOTE SUPPLEMENT, dated as of May 1, 2015 (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “Supplement” or this “Agreement”), among ACAR LEASING LTD., a Delaware statutory trust, as Borrower (the “Borrower”), AMERICREDIT FINANCIAL SERVICES, INC. d/b/a GM Financial, a Delaware corporation (“GM Financial”), as lender (in such capacity, the “Lender”) and as servicer (in such capacity, the “Servicer”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”).

WHEREAS, Section 4.1 of the Amended and Restated Credit and Security Agreement, dated as of May 23, 2013 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit and Security Agreement”), among the Borrower, the Lender and Servicer, the Administrative Agent and the Collateral Agent provides that the parties thereto may at any time and from time to time enter into a supplement to the Credit and Security Agreement for the purpose of authorizing the issuance, execution and authentication of one or more Exchange Notes; and

WHEREAS, the Lender enters into this Supplement with the other parties hereto as required by Section 4.2(e)(i) of the Credit and Security Agreement to provide for the issuance, authentication and delivery of the 2015-2 Exchange Note.

NOW, THEREFORE, the parties to this Supplement wish to create the 2015-2 Exchange Note and specify the principal terms thereof in accordance with the following terms and conditions.

ARTICLE I

USAGE AND DEFINITIONS

SECTION 1.1. Usage and Definitions. Capitalized terms used in this Supplement that are not otherwise defined herein or in the Definitions Appendix hereto shall have the meanings assigned to them in the Credit and Security Agreement. The “Other Definitional Provisions” set forth in Section 1.2 of the Credit and Security Agreement are incorporated by reference into this Supplement.

ARTICLE II

THE 2015-2 EXCHANGE NOTE

SECTION 2.1. Creation and Designation.

(a) An Exchange Note that is to be designated and known as the “2015-2 Exchange Note” is hereby created.

(b) The terms of the 2015-2 Exchange Note are as follows:

(i) the “Exchange Note Issuance Date” will be June 17, 2015;

(ii) the “Exchange Note Initial Principal Balance” will be $1,072,000,000;

(iii) the “Cutoff Date” will be May 1, 2015;

(iv) the “Exchange Note Interest Rate” will be equal to 3.35%;

(v) the “Exchange Note Final Scheduled Payment Date” will be the Payment Date occurring in November 20, 2019;

(vi) the 2015-2 Exchange Note will be issued as a single class; and

(vii) the 2015-2 Exchange Note will not be rated.

SECTION 2.2. Form of Execution, Authentication and Delivery of the 2015-2 Exchange Note; Delivery and Payment for the 2015-2 Exchange Note.

(a) The 2015-2 Exchange Note, together with the Administrative Agent’s certificate of authentication on the 2015-2 Exchange Note, will be delivered in the form of a certificated note substantially in the form set forth as Exhibit A and will satisfy the requirements of Sections 4.1 and 4.2 of the Credit and Security Agreement. The 2015-2 Exchange Note may be Transferred only in whole and not in part.

(b) Following satisfaction of the conditions set forth in Section 4.2(e) of the Credit and Security Agreement, the Administrative Agent will (i) acknowledge this Supplement, and (ii) authenticate and deliver the 2015-2 Exchange Note in accordance with Section 4.2(f) of the Credit and Security Agreement.

(c) The Borrower represents and warrants that upon satisfaction of the conditions set forth in Sections 2.2(a) and (b), the 2015-2 Exchange Note will have been duly authorized, executed and delivered under this Supplement.

(d) The 2015-2 Exchange Note will state that (i) if an Insolvency Event occurs with respect to the Borrower, any claim that the 2015-2 Exchange Noteholder may seek to enforce at any time against the Borrower will be limited in recourse to the 2015-2 Designated Pool, (ii) if, notwithstanding clause (i), the 2015-2 Exchange Noteholder is deemed to have any claim against the assets of the Borrower other than the assets included in the 2015-2 Designated Pool, such claim will be subordinate to the payment in full, including post-petition interest, of the claims of the Lender and to the holders of (A) all other Exchange Notes, and (B) in the case of assets allocated to a Specified Interest other than the Series CSA Interest, all other asset-backed securities, the payments on which are derived primarily from collections on designated assets of the Borrower and all related hedging arrangements, and (iii) such recitation constitutes an enforceable subordination agreement for purposes of Section 510(a) of the Bankruptcy Code.

SECTION 2.3. Transfer Restrictions with Respect to the 2015-2 Exchange Note. By acceptance of the 2015-2 Exchange Note, the 2015-2 Exchange Noteholder agrees to comply with the transfer restrictions set forth in Section 4.4 of the Credit and Security Agreement.

SECTION 2.4. Interest Payments on the 2015-2 Exchange Note. For each Payment Date, the amount of interest due on the 2015-2 Exchange Note (the “Exchange Note Interest Payment Amount”) will be an amount equal to the sum of (a) the sum of the amounts calculated for each day during the related Interest Period equal to the product of (i) the Exchange Note Balance as of such day, times (ii) the Exchange Note Interest Rate on such day, times (iii) 30/360 (or, in the case of the first Payment Date, 33 days), plus (b) the portion of the Exchange Note Interest Payment Amount, if any, that was not paid on any prior Payment Date plus interest on such unpaid amount, to the extent permissible by law, at the Exchange Note Interest Rate.

SECTION 2.5. Payments of Principal on the 2015-2 Exchange Note. For each Payment Date, the amount of principal payable on the 2015-2 Exchange Note (the “Exchange Note Principal Payment Amount”) will be an amount equal to the sum of (a) the difference between (i) the Designated Pool Balance as of the close of business on the last day of the immediately preceding Collection Period, minus (ii) the Designated Pool Balance as of the close of business on the last day of the related Collection Period, plus (b) the portion of the Exchange Note Principal Payment Amount, if any, that was not paid on any prior Payment Date; provided, that, for each Payment Date occurring on or after the Exchange Note Final Scheduled Payment Date, the Exchange Note Principal Payment Amount will equal the entire outstanding 2015-2 Exchange Note Balance as of such Payment Date; provided, further, that, for each Payment Date occurring on or after the acceleration of the 2015-2 Exchange Note following an Exchange Note Default, the Exchange Note Principal Payment Amount will equal the entire unpaid Exchange Note Balance as of such Payment Date.

SECTION 2.6. Decreases in the Exchange Note Balance; Cancellation of the 2015-2 Exchange Note.

(a) At any time the Note Principal Balance of the Notes is reduced to zero, the Exchange Note Balance will be reduced to zero at such time.

(b) GM Financial may not effect the cancellation of the 2015-2 Exchange Note pursuant to Section 4.7 of the Credit and Security Agreement unless the 2015-2 Exchange Note has been released from the lien of the Indenture pursuant to Section 8.4 thereof or unless it has purchased such 2015-2 Exchange Note in accordance with an Optional Purchase.

ARTICLE III

THE 2015-2 DESIGNATED POOL

SECTION 3.1. The 2015-2 Designated Pool.

(a) The Collateral Lease Agreements and the Collateral Leased Vehicles listed on Schedule A hereto (the “Schedule of 2015-2 Lease Agreements and 2015-2 Leased Vehicles”), will constitute the 2015-2 Designated Pool as of the Cutoff Date. The 2015-2 Exchange Note will be payable solely from Collections on the Collateral Assets included in the 2015-2 Designated Pool in accordance with the priorities in Section 5.1. For purposes of determining the Collections that are applicable to the 2015-2 Designated Pool, the Collateral Assets included in the 2015-2 Designated Pool will be deemed to have been included in the 2015-2 Designated Pool from and after the Cutoff Date.

(b) Any Collateral Assets reallocated from the 2015-2 Designated Pool, including following a sale of the related Leased Vehicle or upon an Optional Purchase of the Notes, will be deemed to have been reallocated to the Lending Facility Pool as of the date of such sale.

(c) At any time that Collateral Assets are included in the 2015-2 Designated Pool they will not be included in the Lending Facility Pool or in any other Designated Pool. Collateral Assets that are included in the Lending Facility Pool or any other Designated Pool as of the Cutoff Date will not be included in the 2015-2 Designated Pool.

(d) At any time the Exchange Note Balance is reduced to zero, the Collateral Assets included in the 2015-2 Designated Pool at such time will be reallocated to the Lending Facility Pool.

(e) Upon repayment in full of the 2015-2 Exchange Note, the 2015-2 Designated Pool will be deemed to be terminated and all Collateral Assets included in the 2015-2 Designated Pool at the time of such termination will be reallocated to the Lending Facility Pool.

ARTICLE IV

EXCHANGE NOTE DEFAULTS AND REMEDIES

SECTION 4.1. 2015-2 Exchange Note Defaults. Any of the following events or occurrences shall constitute the “Exchange Note Defaults” with respect to the 2015-2 Exchange Note: (a) the events set forth in Section 6.3(a) of the Credit and Security Agreement, or (b) the acceleration of the Notes under the Indenture following the occurrence of an Event of Default set forth in Section 5.1 thereof.

SECTION 4.2. Exchange Note Remedies.

(a) If an Exchange Note Default has occurred, the 2015-2 Exchange Noteholder may take the actions set forth in Section 6.4(a) of the Credit and Security Agreement.

(b) Any Secured Party may submit a bid with respect to any such liquidation or sale of the Collateral included in the 2015-2 Designated Pool pursuant to Section 6.4(a)(ii)(z) of the Credit and Security Agreement.

ARTICLE V

APPLICATION OF COLLECTIONS ON THE 2015-2 DESIGNATED POOL

SECTION 5.1. Application of Collections on the 2015-2 Designated Pool when No Exchange Note Default Has Occurred. On each Payment Date (unless an Exchange Note Default has occurred prior to such

Payment Date and the Exchange Note Balance has been accelerated), the Indenture Trustee will, with respect to the 2015-2 Designated Pool (based on the information contained in the Servicer’s Certificate delivered with respect to such Payment Date), withdraw from the 2015-2 Exchange Note Collections Account an amount equal to the 2015-2 Designated Pool Collections for such Payment Date and apply such amounts in accordance with the following order of priority:

(a) to the Servicer, the Designated Pool Servicing Fee for the related Collection Period, to the extent that such amounts have not been paid from 2015-2 Designated Pool Collections that have been retained by the Servicer in a manner permitted by any other Program Document;

(b) to the 2015-2 Exchange Noteholder, the Exchange Note Interest Payment Amount;

(c) to the 2015-2 Exchange Noteholder, the Exchange Note Principal Payment Amount, as a payment of principal of the 2015-2 Exchange Note until the Exchange Note Balance has been reduced to zero;

(d) to the 2015-2 Exchange Noteholder, the amount, if any by which the amounts that it is obligated to pay pursuant to Sections 8.3(a)(i) through (xvii) of the Indenture on such Payment Date exceed the amounts received by it pursuant to clauses (b) and (c), above, on such Payment Date; and

(e) all remaining funds, to be applied as Collections on the Lending Facility Pool in the manner and in the priority set forth in Section 10.2 of the Credit and Security Agreement.

All amounts payable to the 2015-2 Exchange Noteholder pursuant to this Section 5.1 will be deposited by the Indenture Trustee into the Indenture Collections Account.

SECTION 5.2. Modified Priorities Following Liquidation. Notwithstanding Section 5.1, on each Payment Date following the acceleration of the 2015-2 Exchange Note following an Exchange Note Default, the Indenture Trustee will, with respect to the 2015-2 Designated Pool (based on the information contained in the Servicer’s Certificate delivered with respect to such Payment Date), withdraw from the 2015-2 Exchange Note Collection Accounts an amount equal to the 2015-2 Designated Pool Collections for such Payment Date and apply such amounts, together with the proceeds of the sale or liquidation of any portion of the Collateral included in the 2015-2 Designated Pool pursuant to Section 6.4(a)(ii)(z) of the Credit and Security Agreement, in accordance with the following priorities:

(a) to pay to the Collateral Agent any amounts due with respect to the 2015-2 Exchange Note or the 2015-2 Designated Pool under Section 3.1(c) or Article VIII of the Credit and Security Agreement to the extent such amounts have not been paid by the Borrower, but not to exceed $100,000 in any consecutive twelve (12) month period;

(b) to pay to the Administrative Agent any amounts due with respect to the 2015-2 Exchange Note or the 2015-2 Designated Pool under Section 7.5 or Article VIII of the Credit and Security Agreement to the extent such amounts have not been paid by the Borrower, but not to exceed $100,000 in any consecutive twelve (12) month period;

(c) to make the payments described in Section 5.1(a);

(d) to make payments to the 2015-2 Exchange Noteholder, to the extent necessary to pay all accrued and unpaid interest on the 2015-2 Exchange Note and any interest on such accrued and unpaid interest at the Exchange Note Interest Rate;

(e) to make payments to the 2015-2 Exchange Noteholder, to the extent necessary to reduce the Exchange Note Balance to zero;

(f) to the 2015-2 Exchange Noteholder, the amount, if any by which the amounts that it is obligated to pay pursuant to Sections 5.4(c)(FIRST) through (NINTH) of the Indenture on such Payment Date exceed the amounts received by it pursuant to clauses (d) and (e), above, on such Payment Date; and

(g) to make payments in the manner described in Section 5.1(e).

All amounts payable to the 2015-2 Exchange Noteholder pursuant to this Section 5.2 will be deposited by the Indenture Trustee into the Indenture Collections Account.

ARTICLE VI

SECURITY INTEREST

SECTION 6.1. Security Interest.

(a) The Borrower hereby confirms its Grant under the Credit and Security Agreement of a security interest in the Collateral to the Collateral Agent. In addition, the Borrower hereby Grants to the Collateral Agent on behalf of the 2015-2 Secured Parties a security interest in the Collateral and acknowledges and agrees that such Grant includes (but is not limited to) a Grant to the Collateral Agent on behalf of the 2015-2 Exchange Noteholder a security interest in the Collateral Assets included in the 2015-2 Designated Pool.

(b) For so long as the 2015-2 Exchange Note is outstanding, the Collateral Agent agrees to deliver a copy of each opinion received by it pursuant to Section 5.5 of the Credit and Security Agreement to each Noteholder promptly after its receipt thereof.

ARTICLE VII

MISCELLANEOUS

SECTION 7.1. Amendments.

(a) Subject to Sections 7.1(c) and (d) of this Supplement, this Supplement may only be amended in accordance with Article IX of the Credit and Security Agreement.

(b) Promptly upon the execution of any such amendment, (i) the Servicer will send a copy of such amendment to the Indenture Trustee, and (ii) the Indenture Trustee will notify each 2015-2 Exchange Noteholder of the substance of such amendment.

(c) Notwithstanding Article IX of the Credit and Security Agreement, the parties hereto agree that they shall not amend the Credit and Security Agreement or this Supplement pursuant to Section 9.1 of the Credit and Security Agreement without the consent of the 2015-2 Exchange Noteholder unless the 2015-2 Exchange Noteholder shall have received an Opinion of Counsel to the effect that such amendment will not materially adversely affect the interests of the 2015-2 Exchange Noteholder.

(d) In the case of any amendment pursuant to Section 9.2 of the Credit and Security Agreement, the consent of the 2015-2 Exchange Noteholder shall be deemed to have been granted only upon receipt of the consent thereto by the Majority Noteholders.

SECTION 7.2. 2015-2 Exchange Noteholders Entitled to Benefits of this Supplement. GM Financial Automobile Leasing Trust 2015-2, as transferee of GM Financial, as Lender, will be the initial 2015-2 Exchange Noteholder. Any subsequent 2015-2 Exchange Noteholder, by accepting the 2015-2 Exchange Note, will be deemed to have agreed to the terms and conditions of the Credit and Security Agreement and this Supplement and will be entitled to the benefits of the Credit and Security Agreement and this Supplement with the same effect as if such 2015-2 Exchange Noteholder had been a party thereto or hereto.

SECTION 7.3. GOVERNING LAW. THIS SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

SECTION 7.4. Submission to Jurisdiction; Service of Process. The Administrative Agent submits to the nonexclusive jurisdiction of any United States District Court sitting in New York and of any New York state court for purposes of all legal proceedings arising out of or relating to this Supplement. The Administrative Agent irrevocably waives, to the fullest extent it may do so, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The Administrative Agent irrevocably appoints Wells Fargo Bank, National Association, at its Corporate Trust Office, as its authorized agent on which any and all legal process may be served in any such legal proceeding brought in any such court. If for any reason such agent ceases to be available to act as such, the Administrative Agent agrees to designate a new agent in the State of New York for receipt of service of legal process.

SECTION 7.5. Severability. If any one or more of the covenants, agreements, provisions or terms of this Supplement is held invalid, illegal or unenforceable, then such covenants, agreements, provisions and terms will be deemed severable from the remaining covenants, agreements, provisions and terms of this Supplement and will in no way affect the validity, legality or enforceability of the other covenants, agreements, provisions or terms of this Supplement.

SECTION 7.6. Counterparts. This Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 7.7. Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 7.8. No Petition. Each party to this Supplement covenants that for a period of one (1) year and one (1) day (or, if longer, any applicable preference period) after payment in full of the Notes, all Exchange Notes, and all distributions to all Certificateholders the payments on which are derived in any material part from amounts received with respect to any Trust Assets, it will not institute against, or join any Person in instituting against, the Issuer, the Depositor, the Borrower, the Settlor or the Holder of the Series CSA Interest Certificate any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the 2015-2 Exchange Note, the Notes, this Supplement or any of the other Program Documents and agrees it will not cooperate with or encourage others to file a bankruptcy petition against the Issuer, the Depositor, the Borrower, the Settlor or the Holder of the Series CSA Interest Certificate during the same period.

SECTION 7.9. Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Supplement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Owner Trustee, Administrative Trustee and Delaware Trustee of the Borrower, in the exercise of the powers and authority conferred and vested in it under the Titling Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the

Borrower is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Borrower, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either express or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and any Person claiming by, through or under the parties hereto, (d) Wilmington Trust Company has made no investigation as to the accuracy or completeness of any representations and warranties made by the Issuer in this Agreement, and (e) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Borrower or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Borrower under this Supplement or the other related documents.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers duly authorized as of the day and year first above written.

ACAR LEASING LTD., as Borrower

By:	Wilmington Trust Company, not in its individual capacity, but solely as Owner Trustee

By:
Name:
Title:

AMERICREDIT FINANCIAL SERVICES, INC. d/b/a GM FINANCIAL, as Lender and as Servicer

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and as Collateral Agent

By:
Name:
Title:

[Signature Page to the 2015-2 Exchange Note Supplement]

Schedule A

Collateral Leases and Collateral Leased Vehicles in 2015-2 Designated Pool

(CD on File with Collateral Agent)

SA-1

Exhibit A

Form of 2015-2 Exchange Note

THIS 2015-2 EXCHANGE NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY SECURITIES OR BLUE SKY LAW OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS 2015-2 EXCHANGE NOTE, AGREES THAT THIS 2015-2 EXCHANGE NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS, AND ONLY TO EITHER (1) A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING THEREOF IN RULE 144A UNDER THE SECURITIES ACT, THAT IS ALSO A QUALIFIED PURCHASER (A “QUALIFIED PURCHASER”) WITHIN THE MEANING THEREOF IN SECTION 3(C)(7) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, (2) AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT THAT IS A QUALIFIED PURCHASER OR (3) TO APGO TRUST OR ITS AFFILIATES, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND SECURITIES AND BLUE SKY LAWS OF THE STATES OF THE UNITED STATES, AND SUBJECT TO THE RECEIPT BY THE BORROWER OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE BORROWER THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS.

THIS 2015-2 EXCHANGE NOTE MAY BE TRANSFERRED ONLY IN WHOLE AND NOT IN PART. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID FROM THE BEGINNING, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE PURCHASER OR TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE LENDER, THE BORROWER, THE ADMINISTRATIVE AGENT OR ANY INTERMEDIARY.

EACH HOLDER OF THIS 2015-2 EXCHANGE NOTE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT, AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF, (A) AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF TITLE I OF ERISA, (B) A “PLAN” (AS DEFINED IN SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”)) THAT IS SUBJECT TO SECTION 4975 OF THE CODE, (C) AN ENTITY WHOSE UNDERLYING ASSETS ARE DEEMED TO INCLUDE ASSETS OF AN EMPLOYEE BENEFIT PLAN OR A PLAN DESCRIBED IN (A) OR (B) ABOVE BY REASON OF SUCH EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN THE ENTITY (COLLECTIVELY, A “BENEFIT PLAN INVESTOR”), OR (D) AN EMPLOYEE BENEFIT PLAN, A PLAN OR OTHER SIMILAR ARRANGEMENT THAT IS NOT A BENEFIT PLAN INVESTOR BUT IS SUBJECT TO FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975

OF THE CODE (“SIMILAR LAW”), UNLESS SUCH HOLDER’S ACQUISITION, HOLDING AND DISPOSITION OF THIS 2015-2 EXCHANGE NOTE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA, SECTION 4975 OF THE CODE OR A NON-EXEMPT VIOLATION OF ANY SIMILAR LAW. IN ADDITION, IF THE HOLDER IS, OR IS ACTING ON BEHALF OF OR INVESTING THE ASSETS OF, AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE FIDUCIARIES OF SUCH PLAN WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT THEY HAVE BEEN INFORMED OF AND UNDERSTAND THE BORROWER’S INVESTMENT OBJECTIVES, POLICIES AND STRATEGIES AND THAT THE DECISION TO INVEST SUCH PLAN’S ASSETS IN THIS 2015-2 EXCHANGE NOTE WAS MADE WITH APPROPRIATE CONSIDERATION OF RELEVANT INVESTMENT FACTORS WITH REGARD TO SUCH PLAN AND IS CONSISTENT WITH THE DUTIES AND RESPONSIBILITIES IMPOSED UPON FIDUCIARIES WITH REGARD TO THEIR INVESTMENT DECISIONS UNDER ERISA.

REGISTERED

No. 1

2015-2 EXCHANGE NOTE

ACAR LEASING LTD., as Borrower (the “Borrower”), for value received, hereby promises to pay to GM FINANCIAL AUTOMOBILE LEASING TRUST 2015-2, as 2015-2 Exchange Noteholder (the “2015-2 Exchange Noteholder”), for its benefit and the benefit of the other transferees from time to time acquiring interests herein pursuant to the 2015-2 Exchange Note Supplement, dated as of May 1, 2015 (the “Exchange Note Supplement”), among the Borrower, AmeriCredit Financial Services, Inc. d/b/a GM Financial (“GM Financial”), as Lender and Servicer, and Wells Fargo Bank, National Association, as Administrative Agent and as Collateral Agent, and other transferees or registered assigns, a principal sum equal to $1,072,000,000, payable on each Payment Date in an amount equal to the Exchange Note Principal Payment Amount for such Payment Date pursuant to Section 2.5 of the Exchange Note Supplement. The entire unpaid principal amount of this 2015-2 Exchange Note will be due and payable on November 20, 2019. Capitalized terms used but not defined in this 2015-2 Exchange Note are defined in Appendix 1 to the Exchange Note Supplement or Appendix A to the Amended and Restated Credit and Security Agreement, dated as of May 23, 2013 (the “Credit and Security Agreement”), among the Borrower, GM Financial, as Lender and Servicer, and Wells Fargo Bank, National Association, as Administrative Agent and as Collateral Agent.

The Borrower will pay interest on this 2015-2 Exchange Note in an amount equal to the Exchange Note Interest Payment Amount until the principal of this 2015-2 Exchange Note is paid or made available for payment. The amount of interest due on this 2015-2 Exchange Note on each Payment Date will be calculated on the basis of the Exchange Note Balance outstanding on each day of such Exchange Note Interest Period (after giving effect to all payments of principal made on the preceding Payment Date), and will be subject to certain limitations contained in Section 2.4 of the Exchange Note Supplement. Such principal of and interest on this 2015-2 Exchange Note will be paid in the manner specified on the reverse hereof.

The principal of and interest on this 2015-2 Exchange Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Borrower with respect to this 2015-2 Exchange Note will be applied to interest on and principal of this 2015-2 Exchange Note in the manner set forth in the Exchange Note Supplement.

Reference is made to the further provisions of this 2015-2 Exchange Note set forth on the reverse hereof, which will have the same effect as though fully set forth on the face of this 2015-2 Exchange Note.

Unless the certificate of authentication hereon has been executed by the Administrative Agent whose name appears below by manual or facsimile signature, this 2015-2 Exchange Note will not be entitled to any benefit under the Credit and Security Agreement or the Exchange Note Supplement referred to on the reverse hereof, or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Borrower has caused this instrument to be signed, manually or in facsimile, by its Authorized Person, as of the date set forth below.

ACAR LEASING LTD., as Borrower

By:	Wilminton Trust Company, not in its individual capacity but solely as Owner Trustee

By:
Authorized Signatory

Date: June 17, 2015

ADMINISTRATIVE AGENT’S CERTIFICATE OF AUTHENTICATION

This is the 2015-2 Exchange Note designated above and referred to in the within-mentioned Exchange Note Supplement.

Date: June 17, 2015

WELLS FARGO BANK, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Administrative Agent

By:
Authorized Signatory

REVERSE OF 2015-2 EXCHANGE NOTE

This 2015-2 Exchange Note is one of the duly authorized issue of Exchange Notes, which may be issued under the Credit and Security Agreement, to which Credit and Security Agreement and all Exchange Note Supplements that are supplemental thereto reference is made for a statement of the respective rights and obligations thereunder of the Borrower, the Lender, the Servicer, the Administrative Agent, the Collateral Agent and the 2015-2 Exchange Noteholders. This 2015-2 Exchange Note is subject to all terms of the Credit and Security Agreement and the Exchange Note Supplement. In the event of a conflict between the terms of this 2015-2 Exchange Note, the terms of the Credit and Security Agreement and the terms of the Exchange Note Supplement, the Exchange Note Supplement will prevail.

Interest on and principal of this 2015-2 Exchange Note will be payable in accordance with the priority of payments set forth in Section 5.1 of the Exchange Note Supplement.

Principal of this 2015-2 Exchange Note will be payable on each Payment Date in an amount equal to the Exchange Note Principal Payment Amount for such Payment Date. “Payment Date” means the twentieth (20th) day of each calendar month or, if any such day is not a Business Day, the next Business Day, commencing July 20, 2015.

As described on the face hereof, the entire unpaid principal amount of this 2015-2 Exchange Note will be due and payable on the Exchange Note Final Scheduled Payment Date. Notwithstanding the foregoing, the entire unpaid principal amount of this 2015-2 Exchange Note will be due and payable on the date on which an Exchange Note Default with respect to this 2015-2 Exchange Note has occurred and is continuing and the 2015-2 Exchange Noteholder has declared this 2015-2 Exchange Note to be immediately due and payable, or the 2015-2 Exchange Note has automatically been declared immediately due and payable, in each case in the manner provided in the Credit and Security Agreement and the Exchange Note Supplement.

Payments of interest on this 2015-2 Exchange Note on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this 2015-2 Exchange Note, will be made either by wire transfer in immediately available funds, to the account of the 2015-2 Exchange Noteholder or an account designated by the 2015-2 Exchange Noteholder at a bank or other entity having appropriate facilities therefor if such 2015-2 Exchange Noteholder has provided to the Exchange Note Registrar appropriate written instructions at least five Business Days prior to such Payment Date or, if not, by check mailed first-class mail postage prepaid to the 2015-2 Exchange Noteholder’s address as it appears on the Exchange Note Register prior to such Payment Date, except that the final installment of principal payable on this 2015-2 Exchange Note on a Payment Date or the Exchange Note Final Scheduled Payment Date will be payable only upon the presentation and surrender of this 2015-2 Exchange Note in the manner set forth the Credit and Security Agreement. Such payments will be made without requiring that this 2015-2 Exchange Note be submitted for notation of payment. Any reduction in the principal amount of this 2015-2 Exchange Note effected by any payments made on any Payment Date or due to a reallocation of any Collateral Lease Agreements and Collateral Leased Vehicle from the 2015-2 Designated Pool will be binding upon all future 2015-2 Exchange Noteholders of this 2015-2 Exchange Note and of any 2015-2 Exchange Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted

hereon. If funds are expected to be available, as provided in the Exchange Note Supplement and the Credit and Security Agreement, for payment in full of the then remaining unpaid principal amount of this 2015-2 Exchange Note on a Payment Date, then the Administrative Agent will notify the 2015-2 Exchange Noteholder of the date on which the Borrower expects that the final installment of principal of and interest on this 2015-2 Exchange Note will be paid not later than 5 days prior to such date. Such notice will specify that such final installment will be payable only upon presentation and surrender of this 2015-2 Exchange Note and will specify the place where this 2015-2 Exchange Note may be presented and surrendered for payment of such installment.

As provided in the Exchange Note Supplement, the principal amount of this 2015-2 Exchange Note may be decreased from time to time, in the manner and to the extent described in Section 2.6 of the Exchange Note Supplement.

The transfer of this 2015-2 Exchange Note is subject to the restrictions on transfer specified on the face hereof and to the other limitations set forth in the Credit and Security Agreement and the Exchange Note Supplement. Subject to the satisfaction of such restrictions and limitations, the transfer of this 2015-2 Exchange Note may be registered on the Exchange Note Register upon surrender of this 2015-2 Exchange Note for registration of transfer at the office or agency designated by the Borrower pursuant to the Credit and Security Agreement, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Administrative Agent duly executed by the 2015-2 Exchange Noteholder hereof or the 2015-2 Exchange Noteholder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Exchange Note Registrar, and thereupon a new 2015-2 Exchange Note in the same aggregate principal amount will be issued to the designated transferee. No service charge will be charged for any registration of transfer or exchange of this 2015-2 Exchange Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

The 2015-2 Exchange Noteholder, by accepting this 2015-2 Exchange Note acknowledges and agrees that (i) if an Insolvency Event occurs with respect to the Borrower, any claim that the 2015-2 Exchange Noteholder may seek to enforce at any time against the Borrower will be limited in recourse to the 2015-2 Designated Pool and (ii) if, notwithstanding clause (i), the 2015-2 Exchange Noteholder is deemed to have any claim against the assets of the Borrower other than the assets included in the 2015-2 Designated Pool, whether by operation of law, legal process, pursuant to insolvency laws or otherwise (including by virtue of Section 1111(b) of the Bankruptcy Code), such claim will be subordinate to the payment in full, including post-petition interest, of the claims of the Lender and the holders of (A) all other Exchange Notes and (B) in the case of assets allocated to a Series Interest other than the Series CSA Interest, all other asset-backed securities, the payments on which are derived primarily from collections on designated assets of the Borrower and all related hedging arrangements.

THE RECITATION SET FORTH IN THE PRECEDING PARAGRAPH WILL BE DEEMED TO CONSTITUTE AN ENFORCEABLE SUBORDINATION AGREEMENT WITHIN THE MEANING OF SECTION 510(A) OF THE BANKRUPTCY CODE.

The 2015-2 Exchange Noteholder, by accepting this 2015-2 Exchange Note, covenants and agrees that for a period of one year and one day (or, if longer, any applicable preference period) after payment in full of all obligations under the Credit and Security Agreement, the Exchange Note Supplement, the Exchange Notes, the outstanding Certificates and any other outstanding Securities, it will not institute against the Borrower or the Settlor, or join in any institution against the Borrower or the Settlor of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law in connection with any obligations relating to this 2015-2 Exchange Note, the Credit and Security Agreement, the Exchange Note Supplement or any of the other Program Documents.

The Borrower has entered into the Exchange Note Supplement and this 2015-2 Exchange Note is issued with the intention that, for U.S. federal, State and local income, single business and franchise tax purposes, this 2015-2 Exchange Note will qualify as indebtedness of the Borrower. The 2015-2 Exchange Noteholder, by its acceptance of this 2015-2 Exchange Note, will be deemed to agree to treat this 2015-2 Exchange Note for U.S. federal, State and local income, single business and franchise tax purposes as indebtedness of the Borrower.

Prior to the due presentment for registration of transfer of this 2015-2 Exchange Note, the Borrower and the Administrative Agent and any agent of the Borrower or the Administrative Agent may treat the Person in whose name this 2015-2 Exchange Note (as of the day of determination or as of such other date as may be specified in the Exchange Note Supplement) is registered as the owner hereof for all purposes, whether or not this 2015-2 Exchange Note be overdue, and, to the fullest extent permitted by applicable law, none of the Borrower, the Administrative Agent or any such agent will be affected by notice to the contrary.

The Credit and Security Agreement permits the amendment thereof (in any manner and for any purpose) by the Borrower, the Collateral Agent, the Lender and the Administrative Agent so long as each Exchange Noteholder of an Outstanding Exchange Note has consented to such amendment. The Credit and Security Agreement also permits the amendment thereof to amend or waive certain terms and conditions set forth therein without the consent of the Noteholders provided that certain conditions are satisfied. Any such consent by the 2015-2 Exchange Noteholder will be conclusive and binding upon the 2015-2 Exchange Noteholder and upon all future holders of this 2015-2 Exchange Note and of any 2015-2 Exchange Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this 2015-2 Exchange Note.

The term “Borrower”, as used in this 2015-2 Exchange Note, includes any successor to the Borrower under the Credit and Security Agreement.

This 2015-2 Exchange Note is issuable only in registered form as provided in the Credit and Security Agreement and the Exchange Note Supplement, subject to certain limitations therein set forth.

This 2015-2 Exchange Note, the Credit and Security Agreement and the Exchange Note Supplement will be governed by, and construed in accordance with the laws of the State of New York.

No reference herein to the Credit and Security Agreement or the Exchange Note Supplement, and no provision of this 2015-2 Exchange Note or of the Credit and Security Agreement will alter or impair the obligation of the Borrower, which is absolute and unconditional, to pay the principal of and interest on this 2015-2 Exchange Note at the time, place and rate, and in the coin or currency herein prescribed.

Anything herein to the contrary notwithstanding, except as expressly provided in the Program Documents, none of Wells Fargo Bank, National Association, in its individual capacity, or any of its affiliates, partners, beneficiaries, agents, officers, directors, employees or successors or assigns will be personally liable for, nor will recourse be had to any of them for, the payment of principal or of interest on this 2015-2 Exchange Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Credit and Security Agreement or the Exchange Note Supplement. The 2015-2 Exchange Noteholder, by its acceptance hereof, agrees that, except as expressly provided in the Program Documents, in the case of an Exchange Note Default under the Credit and Security Agreement or the Exchange Note Supplement, the 2015-2 Exchange Noteholder will have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein will be taken to prevent recourse to, and enforcement against, the assets of the Borrower for any and all liabilities, obligations and undertakings contained in the Credit and Security Agreement, the Exchange Note Supplement or in this 2015-2 Exchange Note.

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers without recourse unto

(name and address of assignee)

the within 2015-2 Exchange Note and all rights thereunder, and hereby irrevocably constitutes and appoints                                         , attorney, to transfer said 2015-2 Exchange Note on the books kept for registration thereof, with full power of substitution in the premises.

Date:

Signature Guaranteed:*

*	Note: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within 2015-2 Exchange Note in every particular, without alteration, enlargement or any change whatsoever.

APPENDIX 1

To 2015-2 Exchange Note Supplement

DEFINITIONS

“2015-2 Closing Date” means June 17, 2015.

“2015-2 Designated Pool” means the Collateral Leases and Collateral Leased Vehicles listed on the Schedule of 2015-2 Lease Agreements and 2015-2 Leased Vehicles attached as Schedule A to the 2015-2 Exchange Note Supplement.

“2015-2 Designated Pool Collections” means with respect to any Collection Period, all Collections relating to the 2015-2 Designated Pool.

“2015-2 Eligible Deposit Account” means either (i) a segregated account with an Eligible Institution, or (ii) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as (1) the long-term unsecured debt of such depository institution shall have a credit rating from Standard & Poor’s of at least A and from Moody’s in one of its generic rating categories which signifies investment grade and (2) such depository institutions’ deposits are insured by the FDIC.

“2015-2 Exchange Note” means the note, substantially in the form set forth in Exhibit A to the 2015-2 Exchange Note Supplement, executed and authenticated in accordance with the Credit and Security Agreement and under the 2015-2 Exchange Note Supplement.

“2015-2 Exchange Note Assets” means as of any date, the Collateral Lease Agreements and Collateral Leased Vehicles allocated to the 2015-2 Designated Pool and the Related Rights with respect thereto.

“2015-2 Exchange Note Collections Account” has the meaning set forth in Section 2.3(a) of the 2015-2 Servicing Supplement.

“2015-2 Exchange Note Collections” means with respect to any Payment Date, all amounts paid to the Issuer as the 2015-2 Exchange Noteholder since the immediately preceding Payment Date (or, with respect to the first Payment Date, since the Cutoff Date).

“2015-2 Exchange Note Sale Agreement” means the 2015-2 Exchange Note Sale Agreement, dated as of May 1, 2015, as the same may be amended, restated, supplemented or otherwise modified from time to time, between the Lender and the Depositor.

“2015-2 Exchange Note Supplement” means the 2015-2 Exchange Note Supplement to the Credit and Security Agreement, dated as of May 1, 2015, as the same may be amended, restated, supplemented or otherwise modified from time to time, among the parties to the Credit and Security Agreement.

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“2015-2 Exchange Note Transfer Agreement” means the 2015-2 Exchange Note Transfer Agreement, dated as of May 1, 2015, as the same may be amended, restated, supplemented or otherwise modified from time to time, between the Depositor and the Issuer.

“2015-2 Exchange Noteholder” means the Issuer or any endorsee of the 2015-2 Exchange Note.

“2015-2 Lease Agreements” means as of any date, the Collateral Lease Agreements allocated to the 2015-2 Designated Pool.

“2015-2 Leased Vehicles” means the Leased Vehicles leased under the 2015-2 Lease Agreements.

“2015-2 Secured Parties” means the Noteholders.

“2015-2 Servicing Agreement” means the Basic Servicing Agreement, as supplemented by the 2015-2 Servicing Supplement.

“2015-2 Servicing Supplement” means the 2015-2 Servicing Supplement, dated as of May 1, 2015, as the same may be amended, restated, supplemented or otherwise modified from time to time, among the parties to the Basic Servicing Agreement and the Indenture Trustee.

“Accelerated Principal Amount” means, for a Payment Date, the lesser of (i) the excess, if any, of (A) Total Available Funds for such Payment Date, minus (B) the aggregate amount payable pursuant to clauses (i) through (xv) of Section 8.3(a) of the Indenture on such Payment Date, and (ii) the excess, if any, of (A) the Pro Forma Note Balance for such Payment Date, minus (B) the Required Pro Forma Note Balance for such Payment Date.

“Accounts” means the 2015-2 Exchange Note Collection Account, the Indenture Collections Account, the Note Payment Account and the Reserve Account.

“Act” has the meaning set forth in Section 11.3(a) of the Indenture.

“Administration Agreement” means the Administration Agreement, dated as of May 1, 2015, as the same may be amended, restated, supplemented or otherwise modified from time to time, among the Administrator, the Issuer, the Depositor and the Indenture Trustee.

“Administrator” means GM Financial, in its capacity as administrator of the Issuer under the Administration Agreement, and its successors in such capacity.

“Aggregate Securitization Value” means on any date of determination, the sum of the Securitization Values of the Collateral Assets that are allocated to the 2015-2 Designated Pool as of such date.

“Available Funds” means for any Payment Date and the related Collection Period, the sum of the following amounts:

(i) 2015-2 Exchange Note Collections with respect to such Collection Period;

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(ii) Investment Earnings for such Payment Date;

(iii) in the case of an Optional Purchase, the Optional Purchase Price;

(iv) in the case of a sale or other disposition of Collateral pursuant to Section 5.4 of the Indenture, any money or property available therefrom after application by the Indenture Trustee pursuant to Section 5.4(b) of the Indenture; and

(v) amounts, if any, released from the Reserve Account pursuant to Section 2.14(b)(ii) of the 2015-2 Servicing Supplement on such Payment Date.

“Base Residual Value” means, with respect to any 2015-2 Lease Agreement, the least of (i) the Contract Residual Value, (ii) the residual value of the total manufacturer’s suggested retail price of the related 2015-2 Leased Vehicle (including all options authorized by the Servicer in connection with the origination of the related 2015-2 Lease Agreement, without making a distinction between value-adding options that add little or no value to the resale price of the related 2015-2 Leased Vehicle) on the related Maturity Date as determined in accordance with the then-current Automotive Lease Guide upon origination of the related 2015-2 Lease Agreement, (iii) the residual value of the total manufacturer’s suggested retail price of the related 2015-2 Leased Vehicle (including all options authorized by the Servicer in connection with the origination of the related 2015-2 Lease Agreement, without making a distinction between value-adding options that add little or no value to the resale price of the related 2015-2 Leased Vehicle) on the related Maturity Date calculated utilizing as a “mark-to-market” value a residual value estimate as determined in accordance with the then-current Automotive Lease Guide as of December 2014, (iv) the residual value of the Maximum Residualizable MSRP of the related 2015-2 Leased Vehicle on the related Maturity Date as determined in accordance with the then-current Automotive Lease Guide upon origination of the related 2015-2 Lease Agreement, and (v) the residual value of the Maximum Residualizable MSRP of the related 2015-2 Leased Vehicle on the related Maturity Date calculated utilizing as a “mark-to-market” value a residual value estimate as determined in accordance with the then-current Automotive Lease Guide as of December 2014.

“Benefit Plan Entity” has the meaning specified in Section 2.4 of the Indenture.

“Benefit Plan Investor” has the meaning specified in Section 2.4 of the Indenture.

“Book Entry Notes” means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.11 of the Indenture.

“Calculation Agent” has the meaning set forth in Section 11.20 of the Indenture.

“Certificate” means a trust certificate evidencing the beneficial interest of a Certificateholder in the Trust.

“Certificate Register” has the meaning specified in Section 1.1 of the Trust Agreement.

“Certificateholder” means the Person in whose name a Certificate is registered on the Certificate Register.

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“Certificate of Trust” means the certificate of trust of the Issuer substantially in the form of Exhibit B to the Trust Agreement.

“Class” means the Class A Notes, the Class B Notes, the Class C Notes and/or the Class D Notes, as the context requires.

“Class A Notes” means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

“Class A-1 Interest Rate” means 0.40000% per annum (computed on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period).

“Class A-1 Notes” means the Class A-1 0.40000% Asset Backed Notes, substantially in the form of Exhibit A-1 to the Indenture.

“Class A-2 Notes” means the Class A-2-A Notes and the Class A-2-B Notes.

“Class A-2-A Interest Rate” means 1.18% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

“Class A-2-A Notes” means the Class A-2-A 1.18% Asset Backed Notes, substantially in the form of Exhibit A-2-A to the Indenture.

“Class A-2-B Interest Rate” means LIBOR + 0.42% per annum (computed on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period).

“Class A-2-B Notes” means the Class A-2-B Floating Rate Asset Backed Notes, substantially in the form of Exhibit A-2-B to the Indenture.

“Class A-3 Interest Rate” means 1.68% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

“Class A-3 Notes” means the Class A-3 1.68% Asset Backed Notes, substantially in the form of Exhibit A-3 to the Indenture.

“Class A-4 Interest Rate” means 1.85% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

“Class A-4 Notes” means the Class A-4 1.85% Asset Backed Notes, substantially in the form of Exhibit A-4 to the Indenture.

“Class A Principal Parity Amount” means, with respect to any Payment Date, the lesser of (i) the excess, if any, of (A) the aggregate remaining principal balance of the Class A Notes immediately prior to such Payment Date, over (B) the Aggregate Securitization Value as of the end of the immediately preceding Collection Period, and (ii) the amount of Total Available Funds remaining on deposit in the Indenture Collections Account after the funding of the items described in clauses (i) and (ii) of Section 8.3(a) of the Indenture on such Payment Date.

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“Class B Interest Rate” means 2.42% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

“Class B Notes” means the Class B 2.42% Asset Backed Notes, substantially in the form of Exhibit B to the Indenture.

“Class B Principal Parity Amount” means, with respect to any Payment Date, the lesser of (i) the excess of (A) the excess, if any, of (1) the aggregate remaining principal balance of the Class A Notes and of the Class B Notes, in each case immediately prior to such Payment Date, over (2) the Aggregate Securitization Value as of the end of the immediately preceding Collection Period, over (B) the sum of the Class A Principal Parity Amount for such Payment Date plus any payments made on the Class A Notes as a Matured Principal Shortfall on such Payment Date, and (ii) the amount of Total Available Funds remaining on deposit in the Indenture Collections Account after the funding of the items described in clauses (i) through (v) of Section 8.3(a) of the Indenture on such Payment Date.

“Class C Interest Rate” means 2.99% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

“Class C Notes” means the Class C 2.99% Asset Backed Notes, substantially in the form of Exhibit C to the Indenture.

“Class C Principal Parity Amount” means, with respect to any Payment Date, the lesser of (i) the excess of (A) the excess, if any, of (1) the aggregate remaining principal balance of the Class A Notes, of the Class B Notes and of the Class C Notes, in each case immediately prior to such Payment Date, over (2) the Aggregate Securitization Value as of the end of the immediately preceding Collection Period, over (B) the sum of the Class A Principal Parity Amount and the Class B Principal Parity Amount for such Payment Date plus any payments made on the Class A Notes or the Class B Notes as a Matured Principal Shortfall on such Payment Date, and (ii) the amount of Total Available Funds remaining on deposit in the Indenture Collections Account after the funding of the items described in clauses (i) through (viii) of Section 8.3(a) of the Indenture on such Payment Date.

“Class D Interest Rate” means 3.34% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

“Class D Notes” means the Class D 3.34% Asset Backed Notes, substantially in the form of Exhibit D to the Indenture.

“Class D Principal Parity Amount” means, with respect to any Payment Date, the lesser of (i) the excess of (A) the excess, if any, of (1) the aggregate remaining principal balance of the Class A Notes, of the Class B Notes, of the Class C Notes and of the Class D Notes, in each case immediately prior to such Payment Date, over (2) the Aggregate Securitization Value as of the end of the immediately preceding Collection Period, over (B) the sum of the Class A Principal Parity Amount, the Class B Principal Parity Amount and the Class C Principal Parity Amount for such Payment Date plus any payments made on the Class A Notes, the Class B Notes or the

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Class C Notes as a Matured Principal Shortfall on such Payment Date, and (ii) the amount of Total Available Funds remaining on deposit in the Indenture Collections Account after the funding of the items described in clauses (i) through (xi) of Section 8.3(a) of the Indenture on such Payment Date.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Collection Period” means, with respect to the 2015-2 Exchange Note and the Notes, a calendar month (or in the case of the first Collection Period, with respect to the 2015-2 Exchange Note and the Notes, the period from and excluding the Cutoff Date and ending at the close of business on June 30, 2015). The “related Collection Period” for a Payment Date is the Collection Period ending immediately prior to such Payment Date.

“Commission” means the United States Securities and Exchange Commission.

“Commonly Controlled Entity” means with respect to a Person, an entity, whether or not incorporated, which is under common control with such Person within the meaning of Section 4001 of ERISA or is part of a group which includes such Person and which is treated as a single employer under Section 414 of the Code.

“Contractual Obligation” means as to any Person as of any day, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound as of such day.

“Controlling Party” means the Indenture Trustee, acting on behalf of the Noteholders and solely at the prior written direction of the Majority Noteholders.

“Corporate Trust Office” means with respect to the Indenture Trustee, the principal office of the Indenture Trustee at which any particular time its corporate trust business shall be administered which office at the date of the execution of the Indenture is located at Sixth Street and Marquette Avenue, MAC N9311-161, Minneapolis, Minnesota 55479, Attention: Corporate Trust Administration or at any other time at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders.

“Cutoff Date” means May 1, 2015.

“Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Defaulted Lease” means any 2015-2 Lease Agreement that is not a Liquidated Lease with respect to which at any time prior to the related Maturity Date, (i) an amount equal to 10% or more of any Monthly Payment remains unpaid for more than one hundred and twenty (120) days from the original Payment Due Date, (ii) the related 2015-2 Leased Vehicle has been repossessed, or (iii) such 2015-2 Lease Agreement has been written off by the Servicer in accordance with its Customary Servicing Practices.

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“Definitive Notes” has the meaning set forth in Section 2.11 of the Indenture.

“Delinquent Lease” means any 2015-2 Lease Agreement that is not a Defaulted Lease or a Liquidated Lease and which has an amount equal to 10% or more of any Monthly Payment unpaid for more than thirty (30) days from the original Payment Due Date for such payment.

“Deposit Date” means with respect to a Collection Period and Payment Date, the Business Day immediately preceding such Payment Date.

“Depositor” means GMF Leasing LLC, a Delaware limited liability company.

“Depositor Administration Agreement” means the Administration Agreement, dated as of January 31, 2011, between the Depositor and GM Financial, as the administrator of the Depositor.

“Depositor Certificate of Formation” means the certificate of formation of the Depositor filed with the Secretary of State of the State of Delaware.

“Depositor LLC Agreement” means the limited liability company agreement of the Depositor, dated January 31, 2011, as amended, modified and supplemented from time to time.

“Designated Pool Balance” means on any date of determination and with respect to the 2015-2 Designated Pool, the sum of the Securitization Values of the Collateral Assets that are allocated to the 2015-2 Designated Pool on such date that are not Defaulted Leases as of such Date.

“Designated Pool Servicing Fee” has the meaning set forth in Section 2.7 of the 2015-2 Servicing Supplement.

“Discount Rate” means with respect to each 2015-2 Lease Agreement, the greater of (i) the APR of such 2015-2 Lease Agreement, and (ii) 6.75%.

“Eligible Collateral Assets” means as of the Cutoff Date, all 2015-2 Lease Agreements and the related 2015-2 Leased Vehicles that (i) satisfy the respective criteria on Exhibit X to this Appendix 1, and (ii) are not (and are not 2015-2 Leased Vehicles leased under) Delinquent Leases, Defaulted Leases, Matured Leases, Terminated Leases or 2015-2 Lease Agreements that the Servicer is required to have reallocated from the 2015-2 Designated Pool pursuant to Section 2.5 of the 2015-2 Servicing Supplement but has not so reallocated.

“Eligible Collateral Balance” means the sum of the Securitization Values of all Eligible Collateral Assets.

“Event of Default” means any of the events specified in Section 5.1 of the Indenture; provided, that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

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“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Note Balance” means as of any date of determination, the Exchange Note Initial Principal Balance, as reduced by all amounts distributed on the 2015-2 Exchange Note pursuant to Section 5.1 of the 2015-2 Exchange Note Supplement and allocable to principal through and including such date.

“Exchange Note Final Scheduled Payment Date” means November 20, 2019.

“Exchange Note Initial Principal Balance” has the meaning set forth in Section 2.1(b)(ii) of the 2015-2 Exchange Note Supplement.

“Exchange Note Interest Payment Amount” has the meaning set forth in Section 2.4 of the 2015-2 Exchange Note Supplement.

“Exchange Note Interest Period” means for the 2015-2 Exchange Note and with respect to any Payment Date, the period from and including the most recent Payment Date on which interest has been paid on the 2015-2 Exchange Note (or in the case of the first Payment Date, from and including the 2015-2 Closing Date) to, but excluding, the following Payment Date.

“Exchange Note Interest Rate” has the meaning set forth in Section 2.1(b)(iv) of the 2015-2 Exchange Note Supplement.

“Exchange Note Issuance Date” has the meaning set forth in Section 2.1(b)(i) of the 2015-2 Exchange Note Supplement.

“Exchange Note Principal Payment Amount” has the meaning set forth in Section 2.5 of the 2015-2 Exchange Note Supplement.

“Final Scheduled Payment Date” means with respect to (i) the Class A-1 Notes, the June 20, 2016 Payment Date, (ii) the Class A-2-A Notes, the April 20, 2018 Payment Date, (iii) the Class A-2-B Notes, the April 20, 2018 Payment Date, (iv) the Class A-3 Notes, the December 20, 2018 Payment Date, (v) the Class A-4 Notes, the July 22, 2019 Payment Date, (v) the Class B Notes, the July 22, 2019 Payment Date, (vi) the Class C Notes, the July 22, 2019 Payment Date, and (vii) the Class D Notes, the November 20, 2019 Payment Date.

“Financial Assets” has the meaning set forth in Section 2.3(g)(i) of the 2015-2 Servicing Supplement.

“Foreign Noteholder” means any Noteholder that is organized under the laws of a jurisdiction other than that in which the Issuer is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“GM Financial” means AmeriCredit Financial Services, Inc. d/b/a GM Financial.

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“Indenture” means the Indenture, dated as of May 1, 2015, as the same may be amended, restated, supplemented or otherwise modified from time to time, among the Issuer, the Servicer and the Indenture Trustee.

“Indenture Collateral” has the meaning set forth in the Granting Clause of the Indenture.

“Indenture Collections Account” has the meaning set forth in Section 2.3(b) of the 2015-2 Servicing Supplement.

“Indenture Trustee” means Wells Fargo Bank, National Association, a national banking association, as Indenture Trustee under the Indenture, or any successor Indenture Trustee under the Indenture.

“Independent” means, when used with respect to any specified Person, that the Person (i) is in fact independent of the Issuer, any other obligor upon the Notes, the Depositor and any Affiliate of any of the foregoing Persons, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Depositor or any Affiliate of any of the foregoing Persons, and (iii) is not connected with the Issuer, any such other obligor, the Depositor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

“Independent Accountants” shall have the meaning set forth in Section 2.10(a) of the 2015-2 Servicing Supplement.

“Independent Certificate” means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, prepared by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of “Independent” (as such term is defined for purposes of the Indenture) and that the signer is Independent within the meaning thereof.

“Interest Accrual Period” means the period from and including the most recent Payment Date on which interest has been paid (or, in the case of the first Payment Date, the 2015-2 Closing Date) to but excluding the following Payment Date.

“Issuer” means GM Financial Automobile Leasing Trust 2015-2, a Delaware statutory trust.

“Issuer Obligations” means all amounts and obligations which the Issuer may at any time owe to the Indenture Trustee, the Noteholders or the Issuer Owner Trustee under any of the Program Documents.

“Issuer Order” or “Issuer Request” means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

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“Issuer Owner Trustee” means Wilmington Trust Company, not in its individual capacity but solely as owner trustee under the Issuer Trust Agreement, or any successor Issuer Owner Trustee under the Issuer Trust Agreement.

“Issuer Trust Agreement” means the Amended and Restated Trust Agreement of the Issuer, dated as of May 1, 2015, as the same may be amended, restated, supplemented or otherwise modified from time to time, between the Depositor and the Issuer Owner Trustee.

“Issuer Trust Certificate” means a “Trust Certificate”, as defined in Section 1.1 of the Issuer Trust Agreement.

“Issuer Trust Certificateholder” means a “Trust Certificateholder”, as defined in Section 1.1 of the Issuer Trust Agreement.

“Issuer Trust Estate” means all money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of the Indenture for the benefit of the Noteholders (including all property and interests Granted to the Indenture Trustee), including all proceeds thereof.

“LIBOR” has the meaning set forth in Section 11.20 of the Indenture.

“LIBOR Determination Date” has the meaning set forth in Section 11.20 of the Indenture.

“Liquidated Lease” means with respect to any Collection Period, a 2015-2 Lease Agreement: (i) in respect of which the related 2015-2 Leased Vehicle was sold or otherwise disposed of by the Servicer following the scheduled or early termination of such 2015-2 Lease Agreement, (ii) that terminated or became a Matured Lease more than one hundred and eighty (180) days prior to the end of such Collection Period and the related 2015-2 Leased Vehicle has not been sold or otherwise disposed of by the Servicer as of the end of such Collection Period, or (iii) in respect of which the Servicer’s records, in accordance with the Customary Servicing Procedures, indicate that all Insurance Proceeds expected to be received have been received following a casualty or other loss with respect to the related 2015-2 Leased Vehicle.

“London Business Day” has the meaning set forth in Section 11.20 of the Indenture.

“Majority Noteholders” means the Holders of Notes representing a majority of the principal balance of the most senior Class of Notes then outstanding; provided, that neither Holders of Notes who are employees or Affiliates of the Issuer, the Seller, the Servicer or General Motors Financial Company, Inc. nor the Notes held by such Holders shall be counted when calculating such majority of the related principal balance.

“Matured Principal Shortfall” means, with respect to any Payment Date and for any Class of Notes which would have a remaining principal balance greater than zero on such Payment Date after taking into account the payment of all other principal amounts to such Class on such Payment Date and as to which such Payment Date is either the Final Scheduled Payment Date for such Class, or a Payment Date subsequent to such Final Scheduled Payment Date, the remaining principal balance of such Class on such Payment Date.

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“Moody’s” means Moody’s Investors Service, Inc., or its successor.

“Note” means a Class A-1 Note, a Class A-2-A Note, a Class A-2-B Notes, a Class A-3 Note, a Class A-4 Note, a Class B Note, a Class C Note, or a Class D Note.

“Note Interest Rate” means, with respect to the (i) Class A-1 Notes, the Class A-1 Interest Rate, (ii) Class A-2-A Notes, the Class A-2-A Interest Rate, (iii) Class A-2-B Notes, the Class A-2-B Interest Rate, (iv) Class A-3 Notes, the Class A-3 Interest Rate, (v) Class A-4 Notes, the Class A-4 Interest Rate, (vi) Class B Notes, the Class B Interest Rate, (vii) Class C Notes, the Class C Interest Rate, and (viii) Class D Notes, the Class D Interest Rate.

“Note Owner” means, with respect to a Book Entry Note, the person who is the owner of such Book Entry Note, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

“Note Paying Agent” means the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.10 of the Indenture and is authorized by the Issuer to make the payments to and distributions from the Indenture Collections Account and the Note Payment Account, including payment of principal of or interest on the Notes on behalf of the Issuer.

“Note Payment Account” has the meaning set forth in Section 2.3(c) of the 2015-2 Servicing Supplement.

“Note Principal Balance” means (i) on the 2015-2 Closing Date, $1,000,240,000, and (ii) on any other date, an amount equal to the excess, if any, of (a) the Note Principal Balance on the 2015-2 Closing Date, over (b) the aggregate amount of all Noteholders’ Principal Distributable Amounts and other payments of principal in respect of the Notes, in each case, made on Payment Dates pursuant to the Indenture through and including such date.

“Note Register” and “Note Registrar” have the meanings specified in Section 2.4 of the Indenture.

“Noteholder” or “Holder” means the Person in whose name a Note is registered in the Note Register.

“Noteholders’ Distributable Amount” means, with respect to any Payment Date, the sum of the Noteholders’ Principal Distributable Amount and the Noteholders’ Interest Distributable Amount.

“Noteholders’ Interest Carryover Amount” means, with respect to any Class of Notes and any date of determination, any Noteholders’ Interest Distributable Amount for such Class of Notes from the immediately preceding Payment Date which remains unpaid as of such date of determination, plus interest on such unpaid amount, to the extent permitted by law, at the respective Note Interest Rate borne by the applicable Class of Notes from such immediately preceding Payment Date to but excluding such date of determination.

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“Noteholders’ Interest Distributable Amount” means, with respect to any Payment Date, the sum of the Noteholders’ Monthly Interest Distributable Amount for each Class of Notes for such Payment Date and the Noteholders’ Interest Carryover Amount, if any, for each Class of Notes, calculated as of such Payment Date.

“Noteholders’ Monthly Interest Distributable Amount” with respect to any Payment Date and any Class of Notes, the interest accrued at the respective Note Interest Rate during the applicable Interest Accrual Period that shall accrue (i) on the principal amount of the Notes of such Class Outstanding as of the end of the prior Payment Date or, in the case of the first Payment Date, as of the 2015-2 Closing Date, and (ii) on either an “actual/360” basis (with respect to the Class A-1 Notes and the Class A-2-B Notes) or, a “30/360” basis (with respect to all other Notes).

“Noteholders’ Principal Carryover Amount” means, as of any date of determination, all or any portion of the Noteholders’ Principal Distributable Amount from the preceding Payment Date which remains unpaid as of such date of determination.

“Noteholders’ Principal Distributable Amount” means with respect to any Payment Date, (other than the Final Scheduled Payment Date for any Class of Notes), the sum of the Principal Distributable Amount for such Payment Date and the Noteholders’ Principal Carryover Amount, if any, as of the close of business on the preceding Payment Date. The Noteholders’ Principal Distributable Amount on the Final Scheduled Payment Date for any Class of Notes will equal the sum of (i) the Principal Distributable Amount for such Payment Date, (ii) the Noteholders’ Principal Carryover Amount as of such Payment Date, and (iii) the excess of the outstanding principal amount of such Class of Notes, if any, over the amounts described in clauses (i) and (ii). The Noteholders’ Principal Distributable Amount on the Reserve Account Redemption Date will equal the outstanding principal amount of each Class of Notes then Outstanding.

“Notice of Event of Default” means a Notice of Event of Default delivered to the Issuer, the Depositor, the Settlor, the Titling Trust or GM Financial, as the case may be, pursuant to Section 5.1(c) or (d) of the Indenture.

“Optional Purchase” has the meaning set forth in Section 10.1 of the Indenture

“Optional Purchase Price” has the meaning set forth in Section 10.1 of the Indenture.

“Outstanding” means as of the date of determination, all Notes theretofore authenticated and delivered under the Indenture except:

(i) Notes theretofore cancelled by the Note Registrar or delivered to the Note Registrar for cancellation;

(ii) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee in trust for the Noteholders of such Notes (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision for such notice has been made, satisfactory to the Indenture Trustee); and

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(iii) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;

provided, that in determining whether the Holders of the requisite principal amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Program Document, Notes owned by the Issuer, any other obligor upon the Notes or any Affiliate thereof shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Indenture Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes or any Affiliate thereof.

“Outstanding Amount” means the aggregate principal amount of all Notes, or Class of Notes, as applicable, Outstanding at the date of determination.

“Payment Date” means the twentieth (20th) day of each month, or, if such day is not a Business Day, the immediately following Business Day, commencing on July 20, 2015.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

“Predecessor Note” means with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.5 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“Principal Distributable Amount” means, with respect to any Payment Date, the amount equal to the sum of (i) the difference of (x) the Aggregate Securitization Value at the close of business on the last day of the prior Collection Period, minus (y) the Aggregate Securitization Value at the close of business on the last day of the related Collection Period, and (ii) following the acceleration of the Notes pursuant to Section 5.2 of the Indenture, the amount of money or property collected pursuant to Section 5.4 of the Indenture since the preceding Deposit Date by the Trustee for distribution pursuant to Section 5.7 of the Indenture.

“Pro Forma Note Balance” means, with respect to any Payment Date, the aggregate remaining principal amount of the Notes outstanding on such Payment Date, after giving effect to distributions pursuant to clauses (i) through (xv) of Section 8.3 of the Indenture.

“Program Documents” means the Indenture, the Underwriting Agreement, the Issuer Trust Agreement, the Issuer Administration Agreement, the Certificate of Trust, the 2015-2 Exchange Note Sale Agreement, the 2015-2 Exchange Note Transfer Agreement, the Titling Trust Agreement, the 2015-2 Exchange Note Supplement, the Credit and Security Agreement, the Basic Servicing Agreement, the 2015-2 Servicing Supplement, the Depositor Certificate of Formation, the Settlor Trust Agreement, the Depositor LLC Agreement and the Depositor Administration Agreement.

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“Prohibited Transaction Class Exemption” means U.S. Department of Labor prohibited transaction class exemption 84-14, 90-1, 91-38, 95-60 or 96-23, or any similar prohibited transaction class exemption issued by the U.S. Department of Labor.

“Protected Purchaser” means a protected purchaser within the meaning of Section 8-303 of the UCC of the Notes.

“Rating Agency” means each of Moody’s and S&P so long as such Persons maintain a rating on the Notes; and if any of Moody’s and S&P no longer maintains a rating on the Notes, such other nationally recognized statistical rating organization engaged by the Depositor.

“Rating Agency Condition” means, with respect to any action, that each Rating Agency shall have been given 10 days (or such shorter period as shall be acceptable to each Rating Agency) prior notice thereof by GM Financial and that such Rating Agency has not notified the Depositor, the Servicer, the Indenture Trustee, the Issuer Owner Trustee or the Issuer in writing that such action will result in a reduction or withdrawal of the then current rating of any Class of Notes.

“Redemption Date” means in the case of a redemption of the Notes pursuant to Section 10.1 of the Indenture, the Payment Date specified by the Administrator or the Issuer pursuant to Section 10.1 of the Indenture.

“Redemption Price” means in connection with a redemption of the Notes pursuant to Section 10.1 of the Indenture, an amount equal to the sum of the Note Principal Balance plus accrued and unpaid interest thereon to and excluding the Redemption Date.

“Regulation AB” means Subpart 229.1100- Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518.70 Fed. Reg. 1,506,1,531 (January 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Representatives” means Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, in each case, as a representative of the underwriters set forth in the Underwriting Agreement.

“Repurchase Payment” means, with respect to any 2015-2 Lease Agreement that is to be purchased by the Servicer pursuant to Section 2.6 of the Basic Servicing Agreement or reallocated from the 2015-2 Designated Pool to the Lending Facility Pool in accordance with the 2015-2 Servicing Supplement due to the breach of any representation, warranty or covenant under the 2015-2 Servicing Supplement, the difference of (i) the Securitization Value of such 2015-2 Lease Agreement as of the end of the Collection Period in which (a) the cure period ended with respect to Section 2.6(b) of the Basic Servicing Agreement or Section 2.5 of the 2015-2 Servicing Supplement, as applicable or (b) the Servicer discovers or receives notice of

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such change with respect to Section 2.6(c) of the Basic Servicing Agreement, minus (ii) any Monthly Payments received by the Servicer from the related Lessee as of the date of purchase or reallocation by the Servicer that were not yet due from the Lessee as of such date.

“Required Noteholders” means Holders of Outstanding Notes evidencing more than 66 2/3% of the principal balance of the most senior Class of Notes Outstanding.

“Required Pro Forma Note Balance” means, with respect to any Payment Date, a dollar amount equal to the difference of (i) the Aggregate Securitization Value as of the end of the related Collection Period, minus (ii) 10.75% of the Aggregate Securitization Value as of the Cutoff Date.

“Reserve Account” means the account designated as such, established and maintained pursuant to Section 2.3(d) of the 2015-2 Servicing Supplement.

“Reserve Account Required Amount” means, with respect to any Payment Date, the lesser of (i) the excess of (A) the Specified Reserve Balance, over (B) the amount on deposit in the Reserve Account on such Payment Date, after taking into account the amount of any Reserve Account Withdrawal Amount on such Payment Date, and (ii) the amount remaining in the Indenture Collections Account after taking into account the distributions therefrom described in clauses (i) through (xiv) of Section 8.3(a) of the Indenture.

“Reserve Account Redemption Date” means the first Payment Date on which the sum of (i) Available Funds for such Payment Date, plus (ii) the amount on deposit in the Reserve Account immediately prior to such Payment Date, is greater than the sum of all amounts due on that Payment Date pursuant to clauses (i) through (xiv) and clause (xvii) of Section 8.3(a) of the Indenture.

“Reserve Account Withdrawal Amount” means, with respect to any Payment Date, the lesser of (x) any shortfall in the amount of Available Funds available to pay the amounts specified in clauses (i) through (xiii) of Section 8.3 of the Indenture (taking into account application of Available Funds to the priority of payments specified in Section 8.3 of the Indenture and ignoring any provision thereof which otherwise limits the amounts described in such clauses to the amount of funds available) and (y) the amount on deposit in the Reserve Account on such Payment Date prior to application of amounts on deposit therein pursuant to Section 8.3 of the Indenture; provided, that on the Reserve Account Redemption Date the Reserve Account Withdrawal Amount will equal the entire amount on deposit in the Reserve Account.

“Reuters Screen LIBOR01 Page” has the meaning set forth in Section 11.20 of the Indenture.

“S&P” means Standard & Poor’s Ratings Services, Inc., a Standard & Poor’s Financial Services, LLC business, or its successor.

“Schedule of 2015-2 Lease Agreements and 2015-2 Leased Vehicles” means the schedule of Lease Agreements and Leased Vehicles leased under those Lease Agreements attached as Schedule A to the 2015-2 Exchange Note Supplement, which shall set forth certain information with respect to each 2015-2 Lease Agreement as of the Cutoff Date.

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“Secretary of State” means the Secretary of State of the State of Delaware.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Intermediary” has the meaning set forth in Section 2.3(g) of the 2015-2 Servicing Supplement.

“Securitization Value” means, on any date of determination, with respect to any 2015-2 Lease Agreement that is not a Defaulted Lease, a Liquidated Lease, a Terminated Lease or a Matured Lease, the sum of: (i) the present values, as of the last day of the immediately preceding Collection Period, of each remaining Monthly Payment due under such 2015-2 Lease Agreement as of such day, discounted from the last day of the Collection Period in which such Monthly Payment is due (or, in the case of a delinquent Monthly Payment, from the last day of the Collection Period in which the next Monthly Payment is due) to such day, at a rate equal to the Discount Rate applicable on such date of determination with respect to such 2015-2 Lease Agreement, in each case, computed on the basis of the assumption that each Collection Period is thirty (30) days, plus (ii) the present value of the Base Residual Value with respect to such 2015-2 Lease Agreement, as of the last day of the immediately preceding Collection Period, discounted from the last day of the Collection Period in which the Maturity Date with respect to such 2015-2 Lease Agreement is scheduled to occur to such day, at a rate equal to the Discount Rate applicable on such date of determination with respect to such 2015-2 Lease Agreement, in each case, computed on the basis of the assumption that each Collection Period is thirty (30) days. The Securitization Value of a Defaulted Lease will be reduced to zero at the close of business on the last day of the Collection Period in which it becomes a Defaulted Lease; the Securitization Value of a Liquidated Lease will be reduced to zero at the close of business on the last day of the Collection Period in which it becomes a Liquidated Lease; the Securitization Value of a Terminated Lease will be the Base Residual Value from and after the time it becomes a Terminated Lease; and the Securitization Value of a Matured Lease will be the Base Residual Value from and after the time it becomes a Matured Lease.

“Servicer Default” has the meaning set forth in Section 2.11(a) of the 2015-2 Servicing Supplement.

“Servicer Report” means the monthly report prepared by the Servicer pursuant to the 2015-2 Servicing Supplement containing the information listed on Exhibit A thereto.

“Servicing Fee Rate” means 1.00% per annum.

“Similar Law” has the meaning specified in Section 2.4 of the Indenture.

“Specified Reserve Balance” means, $5,421,329.

“STAMP” has the meaning specified in Section 2.4 of the Indenture.

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“Statutory Exemption” means the statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code.

“Termination Date” means the date on which the Indenture Trustee shall have received payment and performance of all Obligations.

“Total Available Funds” has the meaning set forth in Section 8.3 of the Indenture.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended and as in force on the date hereof, unless otherwise specifically provided.

“Trust Officer” means in the case of the Indenture Trustee, any Officer within the Corporate Trust Office of the Indenture Trustee, including any Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Underwriting Agreement” means the Underwriting Agreement, dated as of June 11, 2015, as the same may be amended, restated, supplemented or otherwise modified from time to time, among GM Financial, the Depositor and the Representatives.

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EXHIBIT X

ELIGIBLE COLLATERAL ASSETS CRITERIA

(i) the 2015-2 Lease Agreement (a) was originated in the United States by the Titling Trust or a Dealer in the ordinary course of business and in accordance with GM Financial’s underwriting guidelines for lease agreements, and, in the case of a 2015-2 Lease Agreement originated by a Dealer, pursuant to a Dealer Agreement which allows for recourse to the Dealer in the event of certain defects in the 2015-2 Lease Agreement (but not for a default by the related Lessee), and (b) was not originated under a master lease contract;

(ii) the Titling Trust has good title, or the Servicer has commenced procedures that will result in good title, to each 2015-2 Lease Agreement and each 2015-2 Leased Vehicle, free and clear of any Liens (other than the Liens in favor of the Collateral Agent granted in accordance with the Credit and Security Agreement); and the Collateral Agent has a security interest in each 2015-2 Lease Agreement and the related 2015-2 Leased Vehicle which was validly created and is a perfected, first priority security interest, and is noted as lienholder on the related Certificate of Title;

(iii) Each 2015-2 Lease Agreement complied in all material respects at the time it was originated, and as of the date of the 2015-2 Servicing Supplement will comply in all material respects, with all requirements of federal, State and local laws;

(iv) all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the originator of such 2015-2 Lease Agreement in connection with (a) the origination or acquisition of such 2015-2 Lease Agreement, (b) the execution, delivery and performance of such 2015-2 Lease Agreement by the Titling Trust, and (c) the acquisition of such 2015-2 Lease Agreement and the related 2015-2 Leased Vehicle by the Titling Trust, were duly obtained, effected or given and were in full force and effect as of such date of creation or acquisition;

(v) the 2015-2 Lease Agreement and all related Lease Documents were fully and properly executed by the parties thereto and such 2015-2 Lease Agreement represents the legal, valid and binding full-recourse payment obligation of the related Lessee, enforceable against such Lessee in accordance with its terms, except as enforceability is subject to or limited by bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium and other similar laws affecting the enforcement of creditors’ rights in general or principles of equity (whether considered in a suit at law or in equity);

(vi) the 2015-2 Lease Agreement is not subject to any right of rescission, cancellation, setoff, claim, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the related Lessee to payment of the amounts due thereunder, and no such right of rescission, cancellation, set-off, claim, counterclaim or any other defense (including defenses arising out of violations of usury laws) has been asserted or threatened;

(vii) each of GM Financial, the Titling Trust and the Dealer which originated the 2015-2 Lease Agreement, if any, has satisfied all respective obligations required to be fulfilled on its part with respect to such 2015-2 Lease Agreement and the related 2015-2 Leased Vehicle;

EX-1

(viii) the 2015-2 Lease Agreement is payable solely in Dollars in the United States;

(ix) the related Lessee is a Person other than GM Financial, any Affiliate or employee thereof or a Governmental Authority and at the time of origination of the 2015-2 Lease Agreement, based on information provided by the Lessee, the Lessee is located in and has a billing address within the United States;

(x) the related Lessee has not been identified on the records of GM Financial as being the subject of a current bankruptcy proceeding;

(xi) the 2015-2 Lease Agreement requires the Lessee thereunder to maintain (a) physical damage and liability insurance covering the related 2015-2 Leased Vehicle, and (b) insurance against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage;

(xii) the related 2015-2 Leased Vehicle is titled in the name of a Titling Trust Permissible Name and the Collateral Agent is listed as the recorded lienholder or recorded holder of a security interest in such 2015-2 Leased Vehicle, or the Servicer has commenced procedures that will result in such 2015-2 Leased Vehicle being titled in the name of a Titling Trust Permissible Name and the Collateral Agent being listed as recorded lienholder or recorded holder of a security interest in such 2015-2 Leased Vehicle;

(xiii) the 2015-2 Lease Agreement is a closed-end lease that provides for equal monthly payments by the Lessee, which scheduled payments, if made when due, fully amortize the net capitalized cost of such 2015-2 Lease Agreement to the Booked Residual Value by the end of the Lease Term, based on the related APR;

(xiv) the 2015-2 Lease Agreement is fully assignable by the lessor and does not require the consent of the related Lessee or any other Person as a condition to any transfer, sale, assignment or granting of a security interest of the rights thereunder to or by the Titling Trust;

(xv) the 2015-2 Lease Agreement has not been modified in any way except in accordance with the Customary Servicing Practices;

(xvi) the 2015-2 Lease Agreement is not a Liquidated Lease, a Defaulted Lease or a Delinquent Lease and, except as permitted in this paragraph, no default, breach, violation or event permitting acceleration under its terms has occurred; and no continuing condition that with notice or the lapse of time would constitute a default, breach, violation or event permitting acceleration under its terms has arisen; and GM Financial has not waived, and shall not waive, any of the foregoing;

(xvii) the related 2015-2 Leased Vehicle is a car, light truck or utility vehicle manufactured by General Motors Company or an Affiliate thereof;

(xviii) the 2015-2 Lease Agreement constitutes “tangible chattel paper” or “electronic chattel paper” within the meaning of the UCC as in effect in the States of Texas, New York and Delaware; and there is no more than one (1) fully executed or electronically authenticated original or authoritative copy (in each case within the meaning of the UCC) of such 2015-2 Lease Agreement and the related Lease Documents are in the possession of the Servicer;

EX-2

(xix) the 2015-2 Lease Agreement is in full force and effect and has not been satisfied, subordinated, rescinded, cancelled or terminated;

(xx) the 2015-2 Lease Agreement has been identified in the Schedule of 2015-2 Lease Agreements and 2015-2 Leased Vehicles and such Schedule of 2015-2 Lease Agreements and 2015-2 Leased Vehicles is accurate in all material respects and the 2015-2 Lease Agreement has not been allocated to any other Designated Pool;

(xxi) at origination the Maturity Date with respect to the 2015-2 Lease Agreement was not less than twelve (12) months or more than sixty (60) months after the date of origination;

(xxii) as of the 2015-2 Cutoff Date, each 2015-2 Lease Agreement had a Securitization Value not less than $5,000.00 and no more than $150,000.00; and

(xxiii) with respect to any 2015-2 Lease Agreement that constitutes “electronic chattel paper” under the UCC, (a) a single electronically authenticated authoritative copy (within the meaning of the UCC) of the 2015-2 Lease Agreement is continuously maintained by the Servicer, and (b) the Servicer is able (1) to transfer the electronically authenticated authoritative copy of the related 2015-2 Lease Agreement to a separate electronic vault at the related econtracting facilitator that is controlled by the applicable successor Servicer or to an electronic vault at the applicable successor Servicer, or (2) to export the electronically authenticated authoritative copy from the electronic vault and deliver a physical copy of the exported 2015-2 Lease Agreement to the successor Servicer.

EX-3